Exhibit 99.2

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A.—EMBRATEL

Offer to Exchange

Series B 11.0% Guaranteed Notes due 2008

which have been registered under the Securities Act of 1933, as amended,

for any and all Outstanding

Series A 11.0% Guaranteed Notes due 2008 (CUSIP# 29245U AA 5 & P37098 AA 1)

NOTICE OF GUARANTEED DELIVERY

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Empresa Brasileira de Telecomunicações S.A.—Embratel (the “Company”) made pursuant to the Prospectus, dated              (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Deutsche Bank Trust Company Americas (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to: Deutsche Bank Trust Company Americas, Exchange Agent

By Hand:	By Registered or Certified Mail:	By Overnight Mail or Courier between 8:00am and 4:30pm:

Deutsche Bank Trust Co. Americas C/O The Depository Trust Clearing Corp. 55 Water Street, 1st Floor Jeanette Park Entrance New York, New York 10041	DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737	DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211

Information: (800) 735-7777	Facsimile Transmissions: (615) 835-3701	Confirm by Telephone: (615) 835-3572 Attn: Shalini Kumar

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Old Notes Tendered:	Name(s) of Record Holders(s):
$
Certificate Nos. (if available):
Address(es):

If Old Notes will be delivered by book-entry transfer to The Depositary Trust Company, provide account number.	Area Code and Telephone Number(s):
Signature(s):
Account Number

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any “eligible guarantor” institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
Address:	(Authorized Signature)

Area Code and Telephone Number:
Title:
Name:
Date: :

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